Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Inducement Stock Option Awards (September 2017 – July 2018) of Karyopharm Therapeutics Inc. of our report dated March 15, 2018, with respect to the consolidated financial statements of Karyopharm Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 7, 2018